EXHIBIT 16

                      Calculation of Total Return






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                              Exhibit 16

                     American Gas Index Fund, Inc.

                       Total Return Calculation

                            Item 22, Part B


A.   For the year ended March 31, 1998

                   n
          P (1 + T)  = ERV

          ERV = $  1,296

          n = 1.0 year

          T =  29.62 %



B.   For the five year period ended March 31, 1998

                   n
          P (1 + T)  = ERV

          ERV = $  1,833

          n = 5.0 years

          T =  12.89 %



C. For the period May 10, 1989 (Commencement of Operations) to March 31, 1998

                   n
          P (1 + T)   = ERV

          ERV = $  2,710

          n = 8.89589 years

          T =  11.86 %